UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 1, 2005

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210, Rancho Cordova, California 95670
(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2005, VantageMed Corporation entered into an Employment Agreement with Mark Cameron, the Company’s Chief Operating Officer.  The agreement supersedes all previous agreements between the parties, including the offer of employment for the position of Chief Information Officer, dated February 8, 2005.  Mr. Cameron assumed the position of Chief Operating Officer on May 25, 2005, and this Employment Agreement is consistent with the other officers of the Company.

The Employment Agreement provides for an annual salary of $160,000 and an annual bonus of up to $150,000 based on job performance and subject to the Company’s financial performance, at the Chief Executive Officer’s discretion.  The Employment Agreement also provides for a severance payment equal to nine months of pay including payment of healthcare premiums in the event of Mr. Cameron’s employment is terminated without cause.  In addition, we have agreed to issue Mr. Cameron an additional option to purchase 100,000 shares of our common stock, with 25% of such option to vest on the one-year anniversary of the agreement and the balance to vest monthly over the ensuing 36 month period.  This option will become fully vested in the event that Mr. Cameron’s employment is terminated without cause within 12 months after a change of control event, whereby more than 50% of the Company’s stock is acquired by a single entity or a group of entities under common control.

Mr. Cameron participated in the private placement of common stock VantageMed completed in March 2005.  Mr. Cameron purchased 26,882 shares of common stock and received warrants to purchase an additional 10,752 shares of common stock in the transaction.

Item 9.01 – Financial Statements and Exhibits

(c)          Exhibits

Exhibit 10.1 – Employment Agreement dated September 1, 2005, between VantageMed Corporation and Mark Cameron.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip D. Ranger
Dated: September 8, 2005		Philip D. Ranger
Chief Financial Officer